Exhibit 99.2

In order to provide Overseas Shipholding Group, Inc. (the “Company”) with the flexibility to file with the Securities and Exchange Commission (the “SEC”) a registration statement for a public offering of securities prior to filing its Annual Report on Form 10-K for the year ended December 31, 2016, the SEC’s rules require that the most recently filed quarterly financial statements be recast to reflect any subsequent changes in accounting principles or presentation that are being applied retrospectively. As a result, the Company has recast certain information included in the condensed consolidated financial statements and the notes to the condensed consolidated financial statements originally presented in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (filed with the SEC on May 10, 2016) to reflect the retrospective presentation of the earnings per share impacts of a reverse split amendment that effected a one (1) for six (6) reverse stock split and became effective on June 13, 2016. Except as related to the matters that have led to the recast financial information presented herein, the disclosures contained herein have not been updated for other transactions and/or events from those disclosures contained in the Company’s March 2016 Form 10-Q.

1

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

DOLLARS IN THOUSANDS

	March 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$402,005	$502,836
Restricted cash	5,587	10,583
Voyage receivables, including unbilled of $59,499 and $73,366	68,293	81,612
Income tax recoverable	1,119	1,664
Other receivables	4,814	7,195
Inventories, prepaid expenses and other current assets	21,401	20,041
Total Current Assets	503,219	623,931
Restricted cash - non current	8,989	8,989
Vessels and other property, less accumulated depreciation of $768,511 and $736,874	2,052,968	2,084,859
Deferred drydock expenditures, net	84,969	95,241
Total Vessels, Deferred Drydock and Other Property	2,137,937	2,180,100
Investments in and advances to affiliated Companies	351,503	348,718
Intangible Assets, less accumulated amortization of $42,933 and $41,783	49,067	50,217
Other assets	19,906	18,455
Total Assets	$3,070,621	$3,230,410

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$87,292	$91,233
Income taxes payable	1,465	13
Current installments of long-term debt	71,154	63,039
Total Current Liabilities	159,911	154,285
Reserve for uncertain tax positions	2,529	2,520
Long-term debt	1,072,533	1,223,224
Deferred income taxes	239,414	208,195
Other liabilities	60,823	61,698
Total Liabilities	1,535,210	1,649,922

Commitments and contingencies

Equity:
Common stock	3,809	3,720
Paid-in additional capital	1,589,056	1,651,511
Retained earnings / (accumulated deficit)	22,617	(1,282)
	1,615,482	1,653,949
Accumulated other comprehensive loss	(80,071)	(73,461)
Total Equity	1,535,411	1,580,488
Total Liabilities and Equity	$3,070,621	$3,230,410

See notes to condensed consolidated financial statements

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OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

(UNAUDITED)

	Three Months Ended
	March 31,
	2016	2015
Shipping Revenues:
Pool revenues, including $14,423 and $13,824 received from companies
accounted for by the equity method	$90,529	$78,769
Time and bareboat charter revenues	120,373	107,942
Voyage charter revenues	32,854	46,831
	243,756	233,542

Operating Expenses:
Voyage expenses	6,834	11,900
Vessel expenses	71,042	69,239
Charter hire expenses	31,057	31,898
Depreciation and amortization	43,083	37,119
General and administrative	17,349	19,282
Technical management transition costs	-	40
Severance and relocation costs	-	5
Gain on disposal of vessels and other property	(157)	(1,073)
Total Operating Expenses	169,208	168,410
Income from vessel operations	74,548	65,132
Equity in income of affiliated companies	11,605	12,412
Operating income	86,153	77,544
Other income	2,574	73
Income before interest expense, reorganization items and income taxes	88,727	77,617
Interest expense	(22,659)	(28,569)
Income before reorganization items and income taxes	66,068	49,048
Reorganization items, net	17,910	(3,487)
Income before income taxes	83,978	45,561
Income tax provision	(33,239)	(2,660)
Net Income	$50,739	$42,901

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	94,737,606	95,572,409
Diluted - Class A	94,741,780	95,575,191
Basic and Diluted - Class B	1,319,970	1,320,824

Per Share Amounts:
Basic and Diluted net income - Class A	$0.53	$0.44
Basic and Diluted net income - Class B	$0.55	$0.44
Cash dividends declared	$0.48	$-

See notes to condensed consolidated financial statements

3

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

DOLLARS IN THOUSANDS

(UNAUDITED)

	Three Months Ended
	March 31,
	2016	2015
Net Income	$50,739	$42,901
Other Comprehensive Loss, net of tax:
Net change in unrealized losses on cash flow hedges	(6,965)	(3,576)
Defined benefit pension and other postretirement benefit plans:
Net change in unrecognized prior service costs	(4)	(10)
Net change in unrecognized actuarial losses	359	506
Other Comprehensive Loss, net of tax:	(6,610)	(3,080)
Comprehensive Income	$44,129	$39,821

See notes to condensed consolidated financial statements

4

OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

DOLLARS IN THOUSANDS

(UNAUDITED)

	Three Months Ended
	March 31,
	2016	2015
Cash Flows from Operating Activities:
Net Income	$50,739	$42,901
Items included in net income not affecting cash flows:
Depreciation and amortization	43,083	37,119
Amortization of debt discount and other deferred financing costs	3,322	2,501
Compensation relating to restricted stock/stock unit and stock option grants	971	357
Deferred income tax provision/(benefit)	31,246	(7,622)
Undistributed earnings of affiliated companies	(7,967)	(9,073)
Reorganization items, non-cash	136	55
Other – net	492	82
Items included in net income related to investing and financing activities:
Gain on disposal of vessels and other property, net	(157)	(1,073)
Gain on repurchase of debt	(2,382)	-
Payments for drydocking	(5,917)	(7,876)
Bankruptcy claim payments	(5,000)	(3,084)
Changes in operating assets and liabilities	4,852	12,127
Net cash provided by operating activities	113,418	66,414
Cash Flows from Investing Activities:
Change in restricted cash	4,996	5,167
Expenditures for vessels and vessel improvements	(58)	-
Proceeds from disposal of vessels and other property	-	7,757
Expenditures for other property	(151)	(65)
Investments in and advances to affiliated companies	(1,054)	(500)
Repayments of advances from affiliated companies	-	12,500
Net cash provided by investing activities	3,733	24,859
Cash Flows from Financing Activities:
Cash dividend paid	(30,573)	-
Payments on debt	(54,237)	(3,178)
Repurchase of debt	(89,046)	-
Repurchases of common stock and common stock warrants	(44,126)	-
Net cash used in financing activities	(217,982)	(3,178)
Net (decrease)/increase in cash and cash equivalents	(100,831)	88,095
Cash and cash equivalents at beginning of year	502,836	389,226
Cash and cash equivalents at end of period	$402,005	$477,321

See notes to condensed consolidated financial statements

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OVERSEAS SHIPHOLDING GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY/(DEFICIT)

DOLLARS IN THOUSANDS

(UNAUDITED)

			Retained
		Paid-in	Earnings	Accumulated Other
	Common	Additional	/ (Accumulated	Comprehensive
	Stock*	Capital**	Deficit)	Loss***	Total
Balance at January 1, 2016	$3,720	$1,651,511	$(1,282)	$(73,461)	$1,580,488
Net income			50,739		50,739
Other comprehensive loss				(6,610)	(6,610)
Dividends paid		(5,070)	(25,503)		(30,573)
Special dividend payable to Class B shareholders			(1,337)		(1,337)
Issuance and vesting of restricted stock awards, net	3	(3)			-
Forfeitures and cancellation of restricted stock awards		(306)			(306)
Compensation related Class A options granted		192			192
Compensation related to Class A restricted stock awards		779			779
Repurchase of Class A warrants and Class A common stock	(5)	(57,956)			(57,961)
Conversion of Class A and Class B warrants to common stock	91	(91)			-
Balance at March 31, 2016	$3,809	$1,589,056	$22,617	$(80,071)	$1,535,411

Balance at January 1, 2015	$3,158	$1,507,334	$(141,025)	$(83,380)	$1,286,087
Net income			42,901		42,901
Other comprehensive loss				(3,080)	(3,080)
Compensation related to Class A options granted		59			59
Compensation related to Class A restricted stock awards		298			298
Conversion of Class B warrants to Class B common stock	6	(6)			-
Balance at March 31, 2015	$3,164	$1,507,685	$(98,124)	$(86,460)	$1,326,265

* Par value $0.01 per share; 1,000,000,000 Class A shares authorized; 373,465,442 Class A shares outstanding as of March 31, 2016; and Par value $0.01 per share; 7,926,805 Class B shares authorized; 7,440,478 shares outstanding as of March 31, 2016.

** Includes outstanding warrants issued at $3.00 per warrant comprised of 155,954,189 Class A warrants and 479,341 Class B warrants as of March 31, 2016.

*** Amounts are net of tax.

See notes to condensed consolidated financial statements

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Note 1 — Basis of Presentation:

The accompanying unaudited condensed consolidated financial statements include the accounts of Overseas Shipholding Group, Inc., a Delaware corporation (the “Parent Company”), and its wholly owned subsidiaries (collectively, the “Company” or “OSG”, “we”, “us” or “our”). The Company owns and operates a fleet of oceangoing vessels engaged primarily in the transportation of crude oil and refined petroleum products in the International Flag and U.S. Flag trades through its wholly owned subsidiaries OSG International, Inc. (“OIN”), a Marshall Islands corporation, and OSG Bulk Ships, Inc. (“OBS”), a New York corporation, respectively.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. They do not include all of the information and notes required by generally accepted accounting principles in the United States. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair statement of the results have been included. Operating results for the three months ended March 31, 2016, are not necessarily indicative of the results that may be expected for the year ending December 31, 2016.

The condensed consolidated balance sheet as of December 31, 2015 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements. For further information, refer to the consolidated financial statements and notes thereto included in Exhibit 99.1 to this Current Report on Form 8-K.

The Company’s Board of Directors (the “Board”) approved a stock dividend of Class A common stock, whereby on December 17, 2015, all shareholders of record of the Company’s Class A and B common stock as of December 3, 2015, received a dividend of one-tenth of one share of Class A common stock for each share of Class A common stock and Class B common stock held by them as of the record date. Accordingly, amounts previously reported for the quarter ending March 31, 2015, with respect to income per share, outstanding Class A common shares, Class A restricted stock units, Class A restricted shares and Class A stock options, have been restated, where appropriate. The condensed consolidated statement of operations for the three months ended March 31, 2015 presented herein reflects increases of 52,850,854 and 52,863,944 in weighted average number of shares used to calculate basic and diluted net income per share amounts for Class A, respectively, and a change of $(0.01) in net income per share for basic and diluted Class A and Class B. These changes in the weighted average number of shares and net income per share do not reflect the impact of the reverse stock split discussed in the following paragraph.

As discussed further in Note 11, “Capital Stock and Stock Compensation,” effective May 27, 2016 each outstanding Class B common share and Class B warrant automatically converted into one Class A common share and one Class A warrant, respectively, and on June 2, 2016 the Board approved an amendment (the “Reverse Split Amendment”) to the Company’s Amended and Restated Certificate of Incorporation. The Reverse Split Amendment effected a one (1) for six (6) reverse stock split and corresponding reduction of the number of authorized shares of common stock, par value $0.01 per share (the “Reverse Split”). The Reverse Split Amendment became effective on June 13, 2016. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) ASC 260, Earnings Per Share, the Company is required to adjust the computations of basic and diluted earnings per share retroactively for all periods presented to reflect that change in capital structure. Accordingly, amounts previously reported in the Company’s Quarterly Report on Form 10-Q for the respective periods with respect to earnings per share, dividends per share, outstanding Class A shares, Class A warrants, Class B shares, Class B warrants, Class A restricted stock units, restricted shares and stock options have been recast in the context of earnings per share calculations. Other than the earnings per share calculations, which are required to be adjusted retrospectively under ASC 260, the Company has elected not to retrospectively adjust any amounts or disclosures previously reported in the financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 to reflect the Reverse Split. Any such adjustments will be first reflected in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. The table below shows the effects of the Reverse Split on the calculation of per share amounts previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016:

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	Three Months Ending
	March 31, 2016	March 31, 2015
	(unaudited)
Decrease in weighted average number of shares outstanding used to calculate basic net income per share amounts for Class A	(473,688,028)	(477,862,044)

Decrease in weighted average number of shares outstanding used to calculate diluted net income per share amounts for Class A	(473,708,898)	(477,875,954)

Decrease in weighted average number of shares outstanding used to calculate basic and diluted net income per share amounts for Class B	(6,599,849)	(6,604,120)

Change in net income per share - basic and diluted Class A	$0.44	$0.37

Change in net income per share - basic and diluted Class B	$0.46	$0.37

Dollar amounts, except per share amounts are in thousands.

Note 2 — Chapter 11 Filing and Emergence from Bankruptcy:

On November 14, 2012 (the “Petition Date”), the Company and 180 of its subsidiaries (together with OSG, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors filed with the Bankruptcy Court a plan of reorganization (the “Equity Plan”). The Bankruptcy Court confirmed the Equity Plan by order entered on July 18, 2014 (the “Confirmation Order”). On August 5, 2014 (the “Effective Date”), the Equity Plan became effective and OSG emerged from bankruptcy. As of May 10, 2016, only OSG’s case, as the Parent Company, remains open from the original 181 Chapter 11 cases.

Reorganization Items, net

Reorganization items, net represent amounts incurred subsequent to the Petition Date as a direct result of the filing of our Chapter 11 cases and are comprised of the following:

	Three Months Ended
	March 31,
	2016	2015
Trustee fees	$30	$140
Professional fees	283	3,227
Litigation Settlement, net	(20,359)	-
Litigation settlement due to class action plaintiffs	2,136	-
Other claim adjustments	-	120
	$(17,910)	$3,487

On February 12, 2016, the Company entered into an agreement with Proskauer and four of its partners to settle the malpractice suit filed by the Company in March 2014. Settlement proceeds totaling $20,359 net of all related out-of-pocket expenses, including legal fees, incurred by the Company during the three months ended March 31, 2016 are included in litigation settlement, net in the table above.

In addition, as discussed below in Note 14, “Contingencies,” pursuant to the terms of the Company’s settlement with members of the putative class of securities claimants, the Company recognized an income statement charge for 15%, or $2,136, of the Net Litigation Recovery amount of $14,242 (as defined below) during the three months ended March 31, 2016. The “Net Litigation Recovery” is the gross amount of the settlement less all related out-of-pocket expenses, including legal fees, incurred by the Company since the inception of the action against the Proskauer Plaintiffs (as defined in Note 14) through the date of settlement. Further, as required by the Equity Plan, the Company’s Certificate of Incorporation and the Class B Warrant Agreement the Company will distribute 10%, or $1,423, of the Net Litigation Recovery amount to the Class B shareholders and warrant holders in May 2016. Approximately $86 of the aforementioned $1,423, which represents the proportional share of the Net Litigation Recovery payable to the Company’s Class B warrant holders, will be recognized as a charge to reorganization items, net in the second quarter of 2016. The balance of $1,337 will be distributed in the form of a special dividend to the Company’s Class B shareholders and was recorded as a reduction of retained earnings as of March 31, 2016.

8

Cash paid for reorganization items, excluding the Proskauer related settlement amounts noted above, was $526 and $6,096 for the three months ended March 31, 2016 and 2015, respectively.

Note 3 — Significant Accounting Policies:

Cash and cash equivalents — Interest-bearing deposits that are highly liquid investments and have a maturity of three months or less when purchased are included in cash and cash equivalents. Management has designated cash reserves of $5,587 and $10,583 as of March 31, 2016 and December 31, 2015, respectively, to be utilized for the settlement of certain unsecured claims related to the Company’s emergence from bankruptcy. Such cash reserves, which are considered restricted cash due to management’s intent regarding these funds, are included in restricted cash in the current assets section of the condensed consolidated balance sheet based on management’s estimate of when these funds are likely to be disbursed. Such restricted cash reserves will be subject to adjustment based upon the settlement of claims. Additionally, restricted cash as of March 31, 2016 and December 31, 2015 includes $8,989 of legally restricted cash relating to the OIN Facilities (as defined in Note 9, “Debt”). Such restricted cash reserves are included in the non-current assets section of the condensed consolidated balance sheet. Activity relating to restricted cash is reflected in investing activities in the condensed consolidated statements of cash flow.

Deferred finance charges — Finance charges incurred in the arrangement and amendment of debt are deferred and amortized to interest expense on either an effective interest method or straight-line basis over the life of the related debt.

Unamortized deferred finance charges of $2,690 and $2,922 relating to the OBS ABL Facility and OIN Revolver Facility (each, as defined in Note 9) are included in other assets in the condensed consolidated balance sheets as of March 31, 2016 and December 31, 2015, respectively. Unamortized deferred financing charges of $33,859 and $41,020 relating to the OBS Term Loan and OIN Term Loan (each, as defined in Note 9) and $3,168 and $3,522 relating to the Unsecured Senior Notes are included in long-term debt (reflecting the adoption of ASU No. 2015-03 discussed below) in the condensed consolidated balance sheets as of March 31, 2016 and December 31, 2015, respectively. Interest expense relating to the amortization of deferred financing charges amounted to $3,322, and $2,501 for the three months ended March 31, 2016 and 2015, respectively.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to concentrations of credit risk are voyage receivables due from charterers and pools in which the Company participates. During the three months ended March 31, 2016 and 2015, the Company did not have any individual customers who accounted for 10% or more of its revenues apart from the pools in which it participates. The pools in which the Company participates accounted in aggregate for 83% and 77% of consolidated voyage receivables at March 31, 2016 and December 31, 2015, respectively.

Impairment of long-lived assets —The carrying amounts of long-lived assets held and used by the Company are reviewed for potential impairment whenever events or changes in circumstances indicate that the carrying amount of a particular asset may not be fully recoverable. In such instances, an impairment charge would be recognized if the estimate of the undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than the asset’s carrying amount. This assessment is made at the individual vessel level since separately identifiable cash flow information for each vessel is available. The impairment charge, if any, would be measured as the amount by which the carrying amount of a vessel exceeded its fair value. A long-lived asset impairment charge results in a new cost basis being established for the relevant long-lived asset.

Income Taxes — The Company’s quarterly income tax provision and its corresponding annual effective tax rate are based on expected income, statutory tax rates and tax planning opportunities available in the various jurisdictions in which the Company operates. For interim financial reporting, the Company estimates the annual effective tax rate based on projected taxable income for the full year and records a quarterly tax provision in accordance with the expected annual effective tax rate. As the year progresses, the Company refines the estimates of the year’s taxable income as new information becomes available, including year-to-date financial results. This continual estimation process often results in a change to our expected annual effective tax rate for the year. When this occurs, the Company adjusts the income tax provision during the quarter in which the change in estimate occurs so that the year-to-date income tax provision reflects the expected annual effective tax rate. Significant judgment is required in determining the Company’s annual effective tax rate and in evaluating the Company’s tax positions.

Recently Adopted Accounting Standards

In April 2015, the FASB issued ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs (ASC 835), which amends the requirement to recognize debt issuance costs as deferred charges. The amendment requires that debt issuance costs related to a recognized debt liability be presented on the balance sheet as a direct deduction from the carrying cost of that debt liability, consistent with debt discounts. The amendments are effective for public companies for annual periods and interim periods within those annual periods beginning after December 15, 2015. The Company adopted this accounting standard on January 1, 2016 and has applied the guidance retrospectively. The impact of the retrospective adoption on the Company’s December 31, 2015 balance sheet are reductions of both other assets and long-term debt by $44,542.

9

Recently Issued Accounting Standards

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606) to provide a single, comprehensive revenue recognition model for all contracts with customers to improve comparability within industries, across industries, and across capital markets. The revenue standard contains principles that an entity will apply to determine the measurement and timing of when it is recognized. The underlying principle is that an entity will recognize revenue to depict the transfer of goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. The FASB subsequently delayed the effective date of the revenue standard by one year. For public companies, the revenue standard is effective for the first interim period within annual reporting periods beginning after December 15, 2017. Reporting entities may choose to adopt the standard as of the original effective date. The requirements of this standard include a significant increase in required disclosures. Management is analyzing the impact of the adoption of this guidance on the Company’s consolidated financial statements, including assessing changes that might be necessary to information technology systems, processes and internal controls to capture new data and address changes in financial reporting.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (ASC 205), which explicitly requires management to assess an entity’s ability to continue as a going concern and disclose going concern uncertainties in connection with each annual and interim period. The new standard requires management to assess if there is substantial doubt about an entity’s ability to continue to meet its obligations within one year after the reporting date based upon management’s consideration of relevant conditions that are known (and reasonably knowable) at the issuance date. The new standard defines substantial doubt and provides example indicators. Disclosures will be required if conditions give rise to substantial doubt. However, management will need to assess if its plans will alleviate substantial doubt to determine the specific disclosures. The new standard will be effective for all entities in the first annual period ending after December 15, 2016. Earlier application is permitted. Management does not expect the adoption of this accounting standard to have any impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (ASC 842), which requires lessees to recognize most leases on the balance sheet. This is expected to increase both reported assets and liabilities. For public companies, the standard will be effective for the first interim reporting period within annual periods beginning after December 15, 2018, although early adoption is permitted. Lessees and lessors will be required to apply the new standard at the beginning of the earliest period presented in the financial statements in which they first apply the new guidance, using a modified retrospective transition method. The requirements of this standard include a significant increase in required disclosures. Management is analyzing the impact of the adoption of this guidance on the Company’s consolidated financial statements, including assessing changes that might be necessary to information technology systems, processes and internal controls to capture new data and address changes in financial reporting. Management expects that the Company will recognize substantial increases in reported amounts for property, plant and equipment and related lease liabilities upon adoption of the new standard.

In March 2016, FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting (ASC 718), which simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, forfeitures, classification of awards as either equity or liabilities, and classification in the statement of cash flows. The standard will be effective for annual periods beginning after December 31, 2016 and interim periods within that reporting period. Management is currently reviewing the impact of the adoption of this accounting standard on the Company’s consolidated financial statements.

10

Note 4 — Earnings per Common Share:

Basic earnings per common share is computed by dividing earnings, after the deduction of dividends and undistributed earnings allocated to participating securities, by the weighted average number of common shares outstanding during the period. As management deemed the exercise price for the Class A and B warrants of $0.01 per share to be nominal, warrant proceeds are ignored and the shares issuable upon Class A and B warrant exercise are included in the calculation of Class A and B basic weighted average common shares outstanding for all periods.

The computation of diluted earnings per share assumes the issuance of common stock for all potentially dilutive stock options and restricted stock units. Participating securities are defined by ASC 260, Earnings Per Share, as unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents and are included in the computation of earnings per share pursuant to the two-class method.

The Company’s Board approved a stock dividend of Class A common stock, whereby on December 17, 2015, all shareholders of record of the Company’s Class A and B common stock as of December 3, 2015, received a dividend of one-tenth of one share of Class A common stock for each share of Class A common stock and Class B common stock held by them as of the record date. Accordingly, amounts previously reported for the quarter ending March 31, 2015, with respect to income per share, outstanding Class A common shares, Class A restricted stock units, Class A restricted shares and Class A stock options, have been restated, where appropriate. The condensed consolidated statement of operations for three months ended March 31, 2015 presented herein reflects increases of 52,850,854 and 52,863,944 in weighted average number of common shares used to calculate basic and diluted net income per share amounts for Class A, respectively, and a change of $(0.01) in net income per share for basic and diluted Class A and Class B.

As noted above, the Company’s Board approved a reverse stock split, whereby on June 13, 2016, a one (1) for six (6) reverse stock split and corresponding reduction in the number of authorized shares was effected. Accordingly, amounts previously reported for the quarters ending March 31, 2016 and 2015 with respect to income per share, outstanding Class A common shares, Class A warrants, Class B common shares, Class B warrants, Class A restricted stock units, Class A restricted shares and Class A stock options have been restated in the context of earnings per share calculations.

As noted above, the Company’s Board approved a reverse stock split, whereby on June 13, 2016, a one (1) for six (6) reverse stock split and corresponding reduction in the number of authorized shares was effected. Accordingly, amounts previously reported for the quarters ending March 31, 2016 and 2015 with respect to income per share, outstanding Class A common shares, Class A warrants, Class B common shares, Class B warrants, Class A restricted stock units, Class A restricted shares and Class A stock options, have been restated in the context of earnings per share calculations.

Class A

There were 42,457 and 51,034 weighted average shares of unvested Class A restricted common stock shares considered to be participating securities for the three month periods ended March 31, 2016 and 2015, respectively. Such participating securities were allocated a portion of income under the two-class method for the three months ended March 31, 2016 and 2015. Holders of the participating securities do not participate in losses.

The computation of diluted earnings per share assumes the issuance of common stock for all potentially dilutive stock options and restricted stock units. As of March 31, 2016 and 2015, respectively, there were 587,607 and 86,228 shares of Class A stock options outstanding and 493,043 and 34,907 shares of unvested Class A restricted stock units outstanding which are considered to be potentially dilutive securities.

Class B

There are no participating securities or potentially dilutive securities relating to the Class B common stock.

11

The components of the calculation of basic earnings per share and diluted earnings per share are as follows:

	Three Months Ended
	March 31,
	2016	2015
Net income	$50,739	$42,901

Weighted average common shares outstanding:
Common stock - basic and diluted
Class A common stock - basic(1)	94,737,606	95,572,409
Class A common stock - diluted(2)	94,741,780	95,575,191
Class B common stock - basic and diluted(3)	1,319,970	1,320,824

(1) The basic weighted average common shares outstanding for Class A common stock for the three month periods ended March 31, 2016 and 2015 were calculated using the Class A common stock outstanding and the Class A warrants outstanding for the three month periods ended March 31, 2016 and 2015, respectively. As of March 31, 2016, there were 62,255,585 shares of Class A common stock outstanding and 29,683,281 Class A warrants outstanding. As of March 31, 2015, there were 58,050,525 shares of Class A common stock outstanding and 38,526,743 Class A warrants outstanding.

(2) The diluted weighted average common shares outstanding for Class A common stock for the quarters ended March 31, 2016 and 2015 were calculated using the dilutive securities, the Class A common stock outstanding and the Class A warrants outstanding for the three month periods ended March 31, 2016 and 2015.

(3) The basic and diluted weighted average common shares outstanding for Class B common stock for the three month periods ended March 31, 2016 and 2015 were calculated using Class B common stock outstanding and Class B warrants outstanding for the three month periods ended March 31, 2016 and 2015, respectively. As of March 31, 2016 there were 1,240,080 shares of Class B common stock outstanding and 79,890 Class B warrants outstanding. As of March 31, 2015 there were 951,975 shares of Class B common stock outstanding and 368,701 Class B warrants outstanding.

For quarterly earnings per share calculations, there were 4,174 and 2,782 dilutive equity awards outstanding as of March 31, 2016 and 2015, respectively. Awards of 429,062 and 86,228 (which includes restricted stock units and stock options) for the three months ended March 31, 2016 and 2015, respectively, were not included in the computation of diluted earnings per share because inclusion of these awards would be anti-dilutive.

12

Note 5 — Business and Segment Reporting:

The Company has three reportable segments: International Crude Tankers, International Product Carriers and U.S. Flag vessels. Income/(loss) from vessel operations for segment purposes is defined as income/(loss) from vessel operations before general and administrative expenses, technical management transition costs, severance and relocation costs and gain/(loss) on disposal of vessels. The accounting policies followed by the reportable segments are the same as those followed in the preparation of the Company’s consolidated financial statements.

Information about the Company’s reportable segments as of and for the three months ended March 31, 2016 and 2015 follows:

	International
	Crude	Product
Three months ended	Tankers	Carriers	Other	U.S.	Totals
March 31, 2016:
Shipping revenues	$91,063	$37,613	$-	$115,080	$243,756
Time charter equivalent revenues	87,364	37,345	-	112,213	236,922
Depreciation and amortization	12,976	6,843	262	23,002	43,083
Gain/(loss) on disposal of vessels and other property	201	-	(30)	(14)	157
Income/(loss) from vessel operations	52,321	9,060	(106)	30,465	91,740
Equity in income of affiliated companies	8,972	-	2,648	(15)	11,605
Investments in and advances to affiliated companies at March 31, 2016	286,582	15,143	49,740	38	351,503
Total assets at March 31, 2016	1,129,510	502,202	49,740	967,594	2,649,046
Expenditures for vessels and vessel improvements	-	-	-	58	58
Payments for drydockings	1,383	1,007	-	3,527	5,917

March 31, 2015:
Shipping revenues	73,417	43,941	92	116,092	233,542
Time charter equivalent revenues	66,821	43,517	92	111,212	221,642
Depreciation and amortization	12,445	6,977	471	17,226	37,119
Gain/(loss) on disposal of vessels and other property	7	(5)	1,133	(62)	1,073
Income/(loss) from vessel operations	31,991	14,276	(408)	37,527	83,386
Equity in income of affiliated companies	8,457	-	3,961	(6)	12,412
Investments in and advances to affiliated companies at March 31, 2015	274,042	14,027	43,304	38	331,411
Total assets at March 31, 2015	1,165,123	536,343	43,304	1,014,235	2,759,005
Payments for drydockings	1,814	23	-	6,039	7,876

13

Reconciliations of time charter equivalent (“TCE”) revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended
	March 31,
	2016	2015
Time charter equivalent revenues	$236,922	$221,642
Add: Voyage expenses	6,834	11,900
Shipping revenues	$243,756	$233,542

Consistent with general practice in the shipping industry, the Company uses time charter equivalent revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance.

Reconciliations of income from vessel operations of the segments to income before reorganization items and income taxes, as reported in the condensed consolidated statements of operations follow:

	Three Months Ended
	March 31,
	2016	2015
Total income from vessel operations of all segments	$91,740	$83,386
General and administrative expenses	(17,349)	(19,282)
Technical management transition costs	-	(40)
Severance and relocation costs	-	(5)
Gain on disposal of vessels, including impairments	157	1,073
Consolidated income from vessel operations	74,548	65,132
Equity in income of affiliated companies	11,605	12,412
Other income	2,574	73
Interest expense	(22,659)	(28,569)
Reorganization items, net	17,910	(3,487)
Income before income taxes	$83,978	$45,561

Reconciliations of total assets of the segments to amounts included in the condensed consolidated balance sheets follow:

As of March 31,	2016	2015
Total assets of all segments	$2,649,046	$2,759,005
Corporate unrestricted cash(1)	402,005	477,321
Corporate restricted cash(1)	14,576	118,010
Other unallocated amounts	4,994	46,037
Consolidated total assets	$3,070,621	$3,400,373

(1)	As of March 31, 2016 and 2015, OBS and its subsidiaries had unrestricted cash balances of $134,044 and $124,968, respectively, and OIN and its subsidiaries had unrestricted cash balances of $239,420 and $246,413, respectively. Of the restricted cash balances, $8,989 and $77,999 were held by OIN as of March 31, 2016 and 2015, respectively. The remaining balances were held by the Parent Company, OSG.

14

Note 6 — Vessels:

Vessel Impairments and Change in Useful Lives of Vessels

The Company gave consideration as to whether events or changes in circumstances had occurred since December 2015 that could indicate that the carrying amounts of the vessels in the Company’s International and U.S. Flag fleets may not be recoverable as of March 31, 2016. The Company concluded that no such events or changes in circumstances had occurred.

Vessel Sales and Acquisitions

There were no vessels sold or acquired during the quarters ended March 31, 2016 or 2015.

Note 7 – Variable Interest Entities (“VIEs”):

As of March 31, 2016, the Company participates in six commercial pools and three joint ventures. One of the pools and the FSO joint venture were determined to be VIEs. The Company is not considered a primary beneficiary of either the pool or the joint venture.

The following table presents the carrying amounts of assets and liabilities in the condensed consolidated balance sheet related to the VIEs as of March 31, 2016:

Condensed Consolidated Balance Sheet
Investments in Affiliated Companies	$281,363

In accordance with accounting guidance, the Company evaluated its maximum exposure to loss related to these VIEs by assuming a complete loss of the Company’s investment in these VIEs and that it would incur an obligation to repay the full amount of the VIE’s outstanding secured debt. The table below compares the Company’s liability in the condensed consolidated balance sheet to the maximum exposure to loss at March 31, 2016:

	Condensed Consolidated Balance Sheet	Maximum Exposure to Loss
Other Liabilities	$-	$329,500

In addition, as of March 31, 2016, the Company had approximately $10,262 of trade receivables from the pool that was determined to be a VIE. These trade receivables, which are included in voyage receivables in the accompanying condensed consolidated balance sheet, have been excluded from the above tables and the calculation of OSG’s maximum exposure to loss. The Company does not record the maximum exposure to loss as a liability because it does not believe that such a loss is probable of occurring as of March 31, 2016. Further, the joint venture debt is secured by the joint venture’s FSOs. Therefore, the Company’s exposure to loss under its several guarantee would first be reduced by the fair value of such FSOs.

Note 8 — Fair Value of Financial Instruments, Derivatives and Fair Value Disclosures:

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash and cash equivalents and restricted cash— The carrying amounts reported in the condensed consolidated balance sheet for interest-bearing deposits approximate their fair value.

Debt— The fair values of the Company’s publicly traded and non-public debt at March 31, 2016 are estimated based on quoted market prices.

Interest rate swaps and caps— The fair values of interest rate swaps and caps are the estimated amounts that the Company would receive or pay to terminate the swaps or caps at the reporting date, which include adjustments for the counterparty or the Company’s credit risk, as appropriate, after taking into consideration any underlying collateral securing the swap or cap agreements.

ASC 820, Fair Value Measurements and Disclosures, relating to fair value measurements defines fair value and established a framework for measuring fair value. The ASC 820 fair value hierarchy distinguishes between market participant assumptions developed based on market data obtained from sources independent of the reporting entity and the reporting entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, essentially an exit price. In addition, the fair value of assets and liabilities should include consideration of non-performance risk, which for the liabilities described below includes the Company's own credit risk.

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The levels of the fair value hierarchy established by ASC 820 are as follows:

Level 1- Quoted prices in active markets for identical assets or liabilities

Level 2- Quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3- Inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The estimated fair values of the Company’s financial instruments, other than derivatives that are not measured at fair value on a recurring basis, categorized based upon the fair value hierarchy, are as follows:

	Fair Value	Level 1	Level 2
March 31, 2016:
Cash (1)	$416,581	$416,581	$-
8.125% notes due 2018	(118,518)	-	(118,518)
OBS Term loan	(468,003)	-	(468,003)
OIN Term loan	(532,003)	-	(532,003)
7.5% Election 2 notes due 2021	(320)	-	(320)
7.5% notes due 2024	(415)	-	(415)

December 31, 2015:
Cash (1)	$522,408	$522,408	$-
8.125% notes due 2018	(121,046)	-	(121,046)
OBS Term loan	(571,682)	-	(571,682)
OIN Term loan	(601,928)	-	(601,928)
7.5% Election 2 notes due 2021	(328)	-	(328)
7.5% notes due 2024	(745)	-	(745)
		-	-

(1)             Includes current and non-current restricted cash aggregating $14,576 and $19,572 at March 31, 2016 and December 31, 2015, respectively.

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Derivatives

Interest Rate Risk

The Company uses interest rate caps and swaps for the management of interest rate risk exposure. At March 31, 2016, OBS and OIN were party to two separate interest rate cap agreements (“Interest Rate Cap”) each with a start date of February 5, 2015 with major financial institutions covering notional amounts of $375,000 and $400,000, respectively, to limit the floating interest rate exposure associated with their respective term loans. The Interest Rate Cap agreements were designated and qualified as cash flow hedges and contain no leverage features. The OBS Interest Rate Cap has a cap rate of 2.5% through February 5, 2017, at which time the cap rate increases to 3.0% through the termination date of February 5, 2018. The OIN Interest Rate Cap has a cap rate of 2.5% through the termination date of February 5, 2017.

Tabular disclosure of derivatives location

Derivatives are recorded in the March 31, 2016 balance sheet on a net basis by counterparty when a legal right of offset exists. The following table presents information with respect to the fair values of derivatives reflected in the March 31, 2016 and December 31, 2015 balance sheets on a gross basis by transaction:

	Asset Derivatives		Liability Derivatives
	Balance Sheet Location	Amount	Balance Sheet Location	Amount
March 31, 2016:

Derivatives designated as hedging instruments:

Interest rate caps:
Long-term portion	Other assets	$16	Other liabilities	$-
Total derivatives designated as hedging instruments		$16		$-

December 31, 2015:

Derivatives designated as hedging instruments:

Interest rate caps:
Long-term portion	Other assets	$102	Other liabilities	$-
Total derivatives designated as hedging instruments		$102		$-

The following tables present information with respect to gains and losses on derivative positions reflected in the condensed consolidated statements of operations or in the condensed consolidated statements of other comprehensive income.

The effect of cash flow hedging relationships recognized in other comprehensive income excluding amounts reclassified from accumulated other comprehensive loss (effective portion), including hedges of equity method investees, for the three month periods ended March 31, 2016 and 2015 follows:

	Three Months Ended
	March 31,
	2016	2015
Interest rate swaps	$(11,206)	$(7,431)
Interest rate caps	(86)	(1,187)
Total	$(11,292)	$(8,618)

The effect of cash flow hedging relationships on the condensed consolidated statements of operations is presented excluding hedges of equity method investees. The effect of the Company’s cash flow hedging relationships on the condensed consolidated statement of operations for the three month periods ended March 31, 2016 and 2015 is shown below:

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Statement of Operations
Effective Portion of Gain/(Loss)
Reclassified from
Accumulated Other Comprehensive
	Loss		Ineffective Portion
		Amount of		Amount of
	Location	Gain/(Loss)	Location	Gain/(Loss)
For the three months ended March 31, 2016:
Interest rate caps	Interest expense	$(28)	Interest expense	$-
Total		$(28)		$-

For the three months ended March 31, 2015:
Interest rate caps	Interest expense	$-	Interest expense	$-
Total		$-		$-

See Note 13, “Accumulated Other Comprehensive Loss,” for disclosures relating to the impact of derivative instruments on accumulated other comprehensive loss.

Fair Value Hierarchy

The following table presents the fair values, which are pre-tax, for assets and liabilities measured on a recurring basis (excluding investments in affiliated companies):

	Fair Value	Level 1	Level 2
Assets/(Liabilities) at March 31, 2016:
Derivative Assets (interest rate caps)	$16	$-	$16	(1)

Assets/(Liabilities) at December 31, 2015:
Derivative Assets (interest rate caps)	$102	$-	$102	(1)

(1)            For interest rate caps, fair values are derived using valuation models that utilize the income valuation approach. These valuation models take into account contract terms such as maturity, as well as other inputs such as interest rate yield curves and creditworthiness of the counterparty and the Company.

Note 9 — Debt:

Debt consists of the following:

	March 31,	December 31,
	2016	2015
8.125% notes due 2018, net of unamortized discount and deferred costs of $3,160 and $3,514	$115,804	$115,450
OBS term loan, due 2019, net of unamortized discount and deferred costs of $15,753 and $19,340	498,535	574,615
OIN term loan, due 2019, net of unamortized discount and deferred costs of $19,790 and $23,727	528,666	595,222
7.5% Election 2 notes due 2021, net of unamortized discount and deferred costs of $9 and $9	292	292
7.50% notes due 2024	390	684
Total debt	1,143,687	1,286,263
Less current portion	71,154	63,039
Long-term portion	$1,072,533	$1,223,224

The weighted average interest rate for debt outstanding as of March 31, 2016 and December 31, 2015 was 5.84% and 5.81%, respectively.

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Exit Financing Facilities

Capitalized terms used hereafter have the meanings given in this Quarterly Report on Form 10-Q or in the Company’s 2015 Annual Report on Form 10-K or in the respective transaction documents referred to below, including subsequent amendments thereto.

As of March 31, 2016, no amounts had been drawn under the OBS or the OIN revolving loan facilities.

The OBS Term Loan and the OIN Term Loan amortize in equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount of the loans, adjusted for mandatory prepayments. Each of the OBS Term Loan and the OIN Facilities stipulates that if annual aggregate net cash proceeds of asset sales exceed $5,000, the net cash proceeds from each such sale are required to be reinvested in fixed or capital assets within twelve months of such sale or be used to prepay the principal balance outstanding of the respective facility. The OBS Term Loan and the OIN Term Loan are subject to additional mandatory annual prepayments in an aggregate principal amount of up to 50% of Excess Cash Flow.

Management determined that it had Excess Cash Flow under the OBS Term Loan for the three months ended March 31, 2016 and has projected the amount of Excess Cash Flow for the nine months ended December 31, 2016 based on the facts at March 31, 2016. The mandatory prepayment, which is estimated to be approximately $59,386 will be due during the first quarter of 2017, and is therefore included in current installments of long-term debt on the condensed consolidated balance sheet as of March 31, 2016. Management estimates that no prepayment will be required for the OIN Term Loan as a result of estimated Excess Cash Flow for the year ended December 31, 2016.

Each Exit Financing Facility contains certain restrictions relating to new borrowings, and the movement of funds between the borrowers and OSG (as Parent Company), who is not a borrower under the Exit Financing Facilities, as set forth in the respective loan agreements. The Parent Company’s ability to receive cash dividends, loans or advances from OBS and OIN is restricted under their respective facilities. The Available Amount for cash dividends, loans or advances to the Parent Company permitted under the OBS Term Loan and OIN Term Loan was $51,295 and $60,200, respectively, as of March 31, 2016, after an OIN dividend distribution to the Parent Company of $72,000 during the three months then ended.

The OIN Facilities have a covenant to maintain the aggregate Fair Market Value (as defined in the loan agreement for the OIN Facilities) of the Collateral Vessels at greater than or equal to $500,000 at the end of each fiscal quarter. The Company had substantial headroom under this covenant at March 31, 2016. None of the other Exit Financing Facilities have financial covenants.

Interest expense, including amortization of issuance and deferred financing costs (for additional information related to deferred financing costs (see Note 3, “Significant Accounting Policies”), commitment, administrative and other fees for the three months ended March 31, 2016 was $19,802 for the Exit Financing Facilities, comprised of $9,114 relating to the OBS Term Loan and OBS ABL Facility and $10,688 relating to the OIN Facilities. Interest expense for the three month period ended March 31, 2015 was $19,703 for the Exit Financing Facilities, comprised of $9,313 relating to the OBS Term Loan and OBS ABL Facility and $10,390 relating to the OIN Facilities. Interest paid for the three months ended March 31, 2016 was $8,341 and $9,648 for the OBS Term Loan and the OIN Term Loan, respectively, and interest paid for the three months ended March 31, 2015 was $8,062 and $9,201 for the OBS Term Loan and the OIN Term Loan, respectively.

During the three months ended March 31, 2016, the Company made repurchases in the open market and mandatory principal prepayments under the OBS Term Loan and OIN Term Loan as follows:

Loan Facility	Mandatory Prepayment	Open Market Repurchases	Total
OBS Term Loan	$51,295	$27,000	$78,295
OIN Term Loan	-	68,922	68,922
Total	$51,295	$95,922	$147,217

The aggregate net gain of $2,382 realized on these transactions during the three months ended March 31, 2016 is included in other income in the condensed consolidated statements of operations. The net gain reflects a $4,789 write-off of unamortized original issue discount and deferred financing costs associated with the principal reductions, which were treated as partial extinguishments. Third party legal and consulting fees (aggregating approximately $217) incurred by the Company in relation to the open market repurchases are included in general and administrative expenses in the condensed consolidated statements of operations for the three months ended March 31, 2016.

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Unsecured Senior Notes

During the three months ended March 31, 2016, the Company repurchased and retired an aggregate principal amount of $294 of its 7.5% notes due 2024. The aggregate loss of $50 realized on these transactions during the three months ended March 31, 2016, is included in other income in the condensed consolidated statements of operations.

For the three months ended March 31, 2016 and 2015, interest expense, including administrative and other fees, of $2,786 and $8,830, respectively, was recorded relating to the Unsecured Senior Notes and $4,869 and $17,965 of interest was paid during the three months ended March 31, 2016 and 2015, respectively.

Note 10 — Taxes:

For the three months ended March 31, 2016 and 2015, the Company recorded income tax provisions of $33,239 and $2,660, respectively, which represent effective tax rates of 40% and 6%, respectively. The increase in the effective tax rate for the 2016 period was substantially due to management’s determination that commencing for the third quarter of 2015 the Company could not make an assertion that OSG’s investment in OIN was essentially permanent in duration and the resulting inclusion of a deferred tax liability for OIN’s earnings during 2016 as part of its income tax provision.

As of March 31, 2016 and December 31, 2015, the Company recorded a noncurrent reserve for uncertain tax positions of $2,529 and $2,520, respectively, after taking into consideration tax attributes, such as net operating loss carryforwards, and accrued interest of $712 and $702, respectively.

As of March 31, 2016, the Company has recorded a deferred tax liability of $70,601 related to the excess of OSG’s investment in OIN for financial reporting purposes over the tax basis of such investment, as management does not believe that it can make an assertion that OSG’s investment in OIN is essentially permanent in duration. If management maintains this position in future periods, that is, does not make an assertion that OSG’s investment in OIN is essentially permanent in duration, then the Company will be required to record a provision for deferred income taxes on the increase in the undistributed earnings of its foreign operations during such period at the statutory tax rate. At the current time, management does not believe that it will be able to make the assertion that OSG’s investment in OIN is essentially permanent in duration during 2016 and, accordingly, expects to record a provision for deferred income taxes on the increase in the undistributed earnings of its foreign operations during the balance of 2016.

During the quarter ended March 31, 2016, the Company was notified by the Internal Revenue Service that it will commence a tax examination for the years 2012 through 2014, as a result of the refund claim of $54,884, which was received in the fourth quarter of 2015, from the carryback of the 2014 net operating loss to 2012 and 2013.

Note 11 — Capital Stock and Stock Compensation:

Change in Capital Structure

On May 13, 2016, all holders of Class B common stock and Class B warrants as of May 9, 2016 received a distribution from the Company representing their pro-rata share of the Net Litigation Recovery. On May 27, 2016, pursuant to the Company’s Amended and Restated Certificate of Incorporation, and the warrant agreement governing the Class B warrants, each Class B common share and Class B warrant automatically converted to a Class A common share and Class A warrant, respectively.

On June 2, 2016, the Board authorized the Company to take action to transfer the listing of its Class A common stock to the New York Stock Exchange from the NYSE MKT (the “Transfer”). In conjunction with the anticipated Transfer, the Board approved the Reverse Split Amendment to the Company’s Amended and Restated Certificate of Incorporation. The Reverse Split Amendment effected a one (1) for six (6) reverse stock split and corresponding reduction of the number of authorized shares of Class A common stock and Class B common stock, par value $0.01 per share. On June 7, 2016, the Company filed the Reverse Split Amendment with the Secretary of State of the State of Delaware. The Reverse Split Amendment became effective on June 13, 2016. As previously reported, the Company’s stockholders approved the filing of the Reverse Split Amendment at the Company’s annual meeting of stockholders held on June 9, 2015. The Transfer was approved by the New York Stock Exchange on June 23, 2016.

The Incentive Plans described below contain anti-dilution provisions whereby in the event of any change in the capitalization of the Company, the number and type of securities underlying outstanding awards must be adjusted, as appropriate, in order to prevent dilution or enlargement of rights. The impact of these provisions resulted in a modification of all outstanding awards upon the reverse stock split. No additional compensation was recognized as a result of such modification.

20

Share and Warrant Repurchases

During the three months ended March 31, 2016, the Company repurchased 460,900 shares of its Class A common stock in open-market purchases on the NYSE MKT at an average price of $2.11 per share, for a total cost of $971. In addition, during the three months ended March 31, 2016, the Company repurchased 24,999,078 Class A warrants in private transaction with non-affiliates at an average cost of $2.28 per warrant for a total cost of $56,990. Subsequent to March 31, 2016, the Company repurchased an additional 35,000 shares of Class A common stock for a total cost of $70, at an average price of $2.00 per share.

In connection with the vesting of restricted stock units during the first quarter of 2016, the Company repurchased 124,538 shares of Class A common stock at an average cost of $2.47 per share from certain members of management to cover withholding taxes.

Warrant Conversions

During the three months ended March 31, 2016, the Company issued 9,075,565 shares of Class A common stock and 46,997 shares of Class B common stock as a result of the exercise of 8,285,284 Class A warrants and 46,997 Class B warrants, respectively. During the three months ended March 31, 2015, the Company issued 694,517 shares of Class B common stock as a result of the exercise of 695,945 Class B warrants.

Stock Compensation

The Company accounts for stock compensation expense in accordance with the fair value based method required by ASC 718, Compensation – Stock Compensation. Such fair value based method requires share based payment transactions to be measured based on the fair value of the equity instruments issued.

Management Compensation - Restricted Stock Units and Stock Options

During the three months ended March 31, 2016, the Company granted 719,119 time-based restricted stock units (“RSUs”) to its senior officers. The weighted average grant date fair value of these awards was $1.97 per RSU. Each RSU represents a contingent right to receive one share of Class A common stock upon vesting. Each award of RSUs will vest in equal installments on each of the first three anniversaries of the grant date.

During the three months ended March 31, 2016, the Company awarded 719,119 performance-based RSUs to its senior officers. Each performance stock unit represents a contingent right to receive RSUs based upon the covered employees being continuously employed through the end of the period over which the performance goals are measured and shall vest as follows: (i) one-third of the target RSUs shall vest on December 31, 2018, subject to OSG’s three-year earnings per share (“EPS”) performance in the three-year EPS performance period relative to a compounded annual growth rate (the “EPS Target”) set forth in the award agreements; (ii) one-third of the target RSUs shall vest on December 31, 2018, subject to OSG’s return on invested capital (“ROIC”) performance in the three-year ROIC performance period relative to a target rate (the “ROIC Target”) set forth in the award agreements; and (iii) one-third of the target RSUs will be subject to OSG’s three-year total shareholder return (“TSR”) performance relative to that of a performance peer group over a three-year TSR performance period (“TSR Target”). Vesting is subject in each case to the Human Resources and Compensation Committee’s certification of achievement of the performance measures and targets no later than March 31, 2019. The EPS Target and ROIC Target are performance conditions which, as of March 31, 2016, management believes, are not yet considered probable of being achieved. Accordingly, for financial reporting purposes, no compensation costs will be recognized for these awards until it becomes probable that the performance conditions will be achieved. The grant date fair value of the TSR based performance awards, which has a market condition, was determined to be $1.97 per RSU.

In addition, during the three months ended March 31, 2016, the Company granted 231,280 performance-based RSUs (which represented the 2016 tranche of the awards made on October 12, 2015) to certain members of senior management. The grant date fair value of the performance awards was determined to be $1.97 per RSU. Each performance stock unit represents a contingent right to receive RSUs based upon certain performance related goals being met and the covered employees being continuously employed through the end of the period over which the performance goals are measured. These performance awards will vest on December 31, 2016, subject in each case to the Human Resources and Compensation Committee’s certification of achievement of the performance measures and targets no later than March 31, 2017. Achievement of the performance condition in this award was considered probable at March 31, 2016, and accordingly, compensation cost has been recognized commencing on March 30, 2016, the date of the award.

During the three months ended March 31, 2016, the Company awarded to certain senior officers an aggregate of 1,914,413 stock options. Each stock option represents an option to purchase one share of Class A common stock for an exercise price for $1.97 per share. The grant date fair value of the options was $0.58 per option.

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Note 12 — Accumulated Other Comprehensive Loss:

The components of accumulated other comprehensive loss, net of related taxes, in the condensed consolidated balance sheets follow:

	March 31,	December 31,
As of	2016	2015
Unrealized losses on derivative instruments	$(61,585)	$(54,620)
Items not yet recognized as a component of net periodic benefit cost (pension and other postretirement benefit plans)	(18,486)	(18,841)
	$(80,071)	$(73,461)

The changes in the balances of each component of accumulated other comprehensive loss, net of related taxes, during the three months ended March 31, 2016 and 2015 follow:

	Unrealized losses on cash flow hedges	Items not yet recognized as a component of net periodic benefit cost (pension and other postretirement plans)	Total
Balance as of December 31, 2015	$(54,620)	$(18,841)	$(73,461)
Current period change, excluding amounts reclassified from
accumulated other comprehensive loss	(11,265)	355	(10,910)
Amounts reclassified from accumulated other comprehensive loss	4,300	-	4,300
Total change in accumulated other comprehensive loss	(6,965)	355	(6,610)
Balance as of March 31, 2016	$(61,585)	$(18,486)	$(80,071)

Balance as of December 31, 2014	$(61,547)	$(21,833)	$(83,380)
Current period change, excluding amounts reclassified from
accumulated other comprehensive loss	(8,302)	496	(7,806)
Amounts reclassified from accumulated other comprehensive loss	4,726	-	4,726
Total change in accumulated other comprehensive loss	(3,576)	496	(3,080)
Balance as of March 31, 2015	$(65,123)	$(21,337)	$(86,460)

Amounts reclassified out of each component of accumulated other comprehensive loss follow:

	Three Months Ended
	March 31,
Accumulated Other Comprehensive Income Component	2016	2015	Statement of Operations Line Item
Unrealized losses on cash flow hedges:
Interest rate swaps entered into by the Company's			Equity in income of
equity method joint venture investees	$(4,272)	$(4,726)	affiliated companies

Interest rate caps entered into by the Company's subsidiaries	(28)	-	Interest expense
	$(4,300)	$(4,726)	Total before and net of tax

See Note 8, “Fair Value of Financial Instruments, Derivatives and Fair Value Disclosures,” for additional disclosures relating to derivative instruments.

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The income tax expense/(benefit) allocated to each component of other comprehensive loss follows:

	Tax (expense)/ benefit on unrealized gains/(losses) on cash flow hedges	Tax (expense)/ benefit on items not yet recognized as a component of net periodic benefit cost
For the three months ended March 31, 2016
Current period change excluding amounts reclassified from
accumulated other comprehensive income	$27	$-
Amounts reclassified from accumulated other
comprehensive income	-	-
Total change in accumulated other comprehensive income	$27	$-

For the three months ended March 31, 2015
Current period change excluding amounts reclassified from
accumulated other comprehensive income	$316	$-
Amounts reclassified from accumulated other
comprehensive income	-	-
Total change in accumulated other comprehensive income	$316	$-

Note 13 — Leases:

1. Charters-in:

As of March 31, 2016, the Company had commitments to charter in 17 vessels. All of the charters-in are accounted for as operating leases, of which 13 are bareboat charters and four are time charters. Lease expense relating to charters-in is included in charter hire expenses in the condensed consolidated statements of operations. The future minimum commitments and related number of operating days under these operating leases are as follows:

Bareboat Charters-in:

At March 31, 2016	Amount	Operating Days
2016	$74,224	3,575
2017	98,219	4,713
2018	93,200	3,929
2019	111,819	3,470
2020	9,168	366
Thereafter	41,007	1,637
Net minimum lease payments	$427,637	17,690

Time Charters-in:

At March 31, 2016	Amount	Operating Days
2016	$19,879	1,717
2017	12,819	989
Net minimum lease payments	$32,698	2,706

The future minimum commitments for time charters-in excludes amounts with respect to vessels chartered-in where the duration of the charter was one year or less at the inception but includes amounts with respect to workboats employed in the International Crude Tankers Lightering business. Time charter-in commitments have been reduced to reflect estimated days that the vessels will not be available for employment due to drydock because the Company does not pay time charter hire when time chartered-in vessels are not available for its use. Certain of the bareboat charters-in provide for the payment of profit share to the owners of the vessels calculated in accordance with the respective charter agreements. Because such amounts and the periods impacted are not reasonably estimable they are not currently reflected in the table above. Due to reserve funding requirements, no profits are expected to be paid to the owners before 2018, in respect of the year ending December 31, 2017. Certain of the charters in the above tables also provide the Company with renewal and purchase options.

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2. Charters-out:

The future minimum revenues, before reduction for brokerage commissions, expected to be received on noncancelable time charters and certain contracts of affreightment (“COAs”) for which minimum annual revenues can be reasonably estimated and the related revenue days (revenue days represent calendar days, less days that vessels are not available for employment due to repairs, drydock or lay-up) are as follows:

At March 31, 2016	Amount	Revenue Days
2016	$338,563	7,637
2017	236,278	4,363
2018	144,882	2,005
2019	78,068	933
2020	43,766	532
Thereafter	134,438	1,570
Net minimum lease payments	$975,995	17,040

Future minimum revenues do not include (1) the Company’s share of time charters entered into by the pools in which it participates, (2) the Company’s share of time charters entered into by the joint ventures, which the Company accounts for under the equity method and (3) COAs for which minimum annual revenues cannot be reasonably estimated. Revenues from those COAs that are included in the table above, $22,419 (2016), $24,294 (2017), $22,698 (2018), $23,031 (2019) and $6,356 (2020), are based on minimum annual volumes of cargo to be loaded during the contract periods at a fixed price and do not contemplate early termination of the COAs as provided in the agreements. Amounts that would be due to the Company in the event of the cancellation of the COA contracts have not been reflected in the table above. Revenues from a time charter are not generally received when a vessel is off-hire, including time required for normal periodic maintenance of the vessel. In arriving at the minimum future charter revenues, an estimated time off-hire to perform periodic maintenance on each vessel has been deducted, although there is no assurance that such estimate will be reflective of the actual off-hire in the future.

3. Office Space:

During the three months ended March 31, 2016, the Company entered into a 60-month lease agreement for office space for its New York headquarters. Future annual minimum lease payments will be approximately $935.

Note 14 — Contingencies:

The Company’s policy for recording legal costs related to contingencies is to expense such legal costs as incurred.

Class Action Lawsuits and Derivative Actions

The Company has fully and finally resolved all potential direct claims by members of the putative class of securities claimants through a settlement effectuated through the Equity Plan, which became effective on August 5, 2014. Under the terms of that settlement, the Equity Plan provides for full satisfaction of the claims of the putative class through (i) $7,000 in cash, which was paid on August 5, 2014, (ii) $3,000 in cash, which was paid by the Company on August 5, 2015, (iii) any remaining cash in the Class E1 Disputed Claims Reserve established by the Equity Plan following resolution of all other Class E1 claims, which was paid on October 5, 2015, (iv) 15% (or $2,136) of the Net Litigation Recovery in the action against Proskauer (described below), which was paid on April 5, 2016, (v) $5,000 in cash, following the entry of a final order resolving the Proskauer action, which was paid on March 17, 2016, and (vi) proceeds of any residual interest the Company has in certain director and officer insurance policies.

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The settled claims stem from the Company’s filing of a Form 8-K on October 22, 2012 disclosing that on October 19, 2012 the Audit Committee of the Board of Directors of the Company, on the recommendation of management, concluded that the Company’s previously issued financial statements for at least the three years ended December 31, 2011 and associated interim periods, and for the fiscal quarters ended March 31, 2012 and June 30, 2012, should no longer be relied upon. Shortly thereafter several putative class action suits were filed in the United States District Court for the Southern District of New York (the “Southern District”) against the Company, its then President and Chief Executive Officer, its then Chief Financial Officer, its then current and certain former members of its Board of the Directors, its current independent registered public accounting firm, and underwriters of the Company’s public offering of notes in March 2010 (the “Offering”). The Company’s former independent registered public accounting firm was later added as a defendant. Subsequent to the Company’s filing for relief under Chapter 11, these suits were consolidated and the plaintiffs filed an amended complaint that does not name the Company as a defendant. The consolidated suit is purportedly on behalf of purchasers of Company securities between March 1, 2010 and October 19, 2012 and purchasers of notes in the Offering. The plaintiffs alleged that documents that the Company filed with the SEC were defective, inaccurate and misleading, that the plaintiffs relied on such documents in purchasing the Company’s securities, and that, as a result, the plaintiffs suffered losses. The plaintiffs asserted claims under the Securities Act against all defendants and claims under the Securities Exchange Act of 1934 (the “Exchange Act”) against the then former President and former Chief Financial Officer of the Company. Following additional amendments on plaintiffs’ Exchange Act claims and motion to dismiss briefing, on April 28, 2014, the Southern District denied the motion to dismiss the Exchange Act claims filed by the then former President and former Chief Financial Officer on the third amended complaint. On March 18, 2015, OSG’s former independent registered public accounting firm moved for summary judgment and on May 29, 2015, the Southern District issued an order granting that motion. On July 1, 2015, the plaintiffs noticed an appeal of that order to the U.S. Court of Appeals for the Second Circuit. On September 2, 2015, the plaintiffs and OSG’s former independent registered public accounting firm filed a stipulation withdrawing that appeal with prejudice. On August 6, 2015, the plaintiffs moved for the Southern District to preliminarily approve settlements with respect to all of the plaintiffs’ remaining claims, including settlements with former officers and directors of the Company, the Company’s former underwriters, and the Company’s current independent registered public accounting firm that contemplate payments of $10,500, $4,000 and $1,750, respectively, on behalf of such defendants. On August 12, 2015, the Southern District preliminarily approved those settlements, and on December 2, 2015, entered orders that (a) certified the proposed class for settlement purposes, (b) approved a plan of allocation for distribution of settlement proceeds, (c) finally approved those settlements, and (d) entered final orders of judgment dismissing the remaining defendants from the action.

The plaintiffs in the Southern District action filed a proof of claim against the Company in the Bankruptcy Court. Pursuant to a settlement with such plaintiffs and the putative class on whose behalf their claim is filed, their direct claims against the Company are fully and finally resolved based on the Equity Plan treatment described above. Separately, certain of the defendants in the Southern District have filed claims in the Bankruptcy Court against the Company for indemnification or reimbursement based on potential losses incurred in connection with such action. Each of those indemnification claims, asserted by certain former directors and officers of the Company, have been released pursuant to the Equity Plan or otherwise resolved by the Reorganized Debtors. In addition, the indemnification claims asserted by the Company’s former underwriters have been resolved and paid pursuant to the orders of the Bankruptcy Court and the Equity Plan. On October 5, 2015, following the resolution of all disputed Class E1 claims, the Reorganized Debtors disbursed the remaining funds in the Disputed Claims Reserve for Class E1 to representatives of the putative class in accordance with the Equity Plan and Confirmation Order The Equity Plan and orders of the Bankruptcy Court foreclose the defendants in the Southern District from pursuing any other or further remedies against the Company.

Proskauer Action

On February 23, 2014, Proskauer and four of its partners (the “Proskauer Plaintiffs”) filed an action in the Supreme Court of the State of New York, County of New York (the “Supreme Court”) against the then Senior Vice President, General Counsel and Secretary and the former Chief Financial Officer alleging that the defendants engaged in tortious and fraudulent conduct that caused significant harm to the Proskauer Plaintiffs and the Company. The Proskauer Plaintiffs alleged that the defendants made false representations and thereby deceived and misled Proskauer into providing legal advice to the Company, which was the subject of the Company’s malpractice suit against Proskauer and four of its partners filed on November 18, 2013 in the Bankruptcy Court. On May 1, 2014, the defendants in the action filed by the Proskauer Plaintiffs filed motions to dismiss the action. On June 9, 2014, the Proskauer Plaintiffs filed an amended complaint that included certain additional factual allegations and an additional claim against the former Chief Financial Officer of the Company. On July 18, 2014, the defendants filed motions to dismiss the Proskauer Plaintiffs’ amended complaint. On January 15, 2015, the Supreme Court dismissed the Proskauer Plaintiffs’ amended complaint in its entirety against the defendants. On March 2, 2015, the Proskauer Plaintiffs filed a notice of appeal of the Supreme Court’s decision to the Appellate Division of the Supreme Court, First Department (the “Appellate Court”). Proskauer filed its appellant’s brief on August 17, 2015. The appellees filed their response briefs on October 30, 2015 and Proskauer filed its reply brief on November 13, 2015. On February 12, 2016, as part of the settlement agreement between the Company and Proskauer and four of its partners, the Proskauer Plaintiffs agreed to withdraw their appeal of the Supreme Court’s dismissal of the amended complaint against the defendants and on March 31, 2016, the Appellate Court dismissed the appeal.

On February 21, 2014, the Bankruptcy Court declined to hear the Company’s malpractice claims against Proskauer and four of its partners that were filed on November 18, 2013 under the doctrine of permissive abstention, and on March 11, 2014, the Company re-filed its malpractice claims against such defendants in the Supreme Court. On April 11, 2014, Proskauer and four of its partners filed a motion to dismiss the malpractice action, and on September 10, 2014, the Supreme Court denied the motion to dismiss the legal malpractice claim for breach of duty of care but granted the motion to dismiss the legal malpractice claim for breach of duty of loyalty as subsumed within the duty of care claim. Proskauer and four of its partners appealed this decision to the Appellate Division of the Supreme Court, First Department and on July 2, 2015, the appellate court affirmed the Supreme Court’s denial of Proskauer’s motion to dismiss. In addition, on December 3, 2014, the Company filed a motion with the Supreme Court for partial summary judgment on whether the “joint and several” liability provisions of certain of the Company’s prior loan agreements, which are the focus of the malpractice action, are unambiguous as a matter of law. The Supreme Court denied that motion as being procedurally premature on July 24, 2015.

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On May 20, 2015, the Supreme Court issued a scheduling order for discovery in the Company’s malpractice action against Proskauer. Under the terms of that scheduling order, all discovery was to be completed by April 15, 2016. On October 16, 2015, the parties agreed to extend the deadline for all discovery to be completed to August 1, 2016, and the Court issued a revised scheduling order.

On February 12, 2016, the Company entered into an agreement with Proskauer and four of its partners to settle the malpractice suit. See Note 2, “Chapter 11 Filing and Emergence from Bankruptcy,” for additional information.

On March 3, 2016, pursuant to the settlement agreement with Proskauer, the Supreme Court entered an order discontinuing the Proskauer action with prejudice, which order has become final and nonappealable.

SEC Investigation

On November 13, 2012, the Company received from the staff of the SEC’s Division of Enforcement (the “Staff”) a request for documents relating to the statements in the Company’s October 22, 2012 Form 8-K. On January 29, 2013, the SEC issued a formal order of private investigation of the Company. The Company has provided documents to the SEC and intends to continue to cooperate fully with the SEC’s investigation.

The Equity Plan provides for funding for potential liabilities that the SEC may assert in connection with its proof of claim (the “SEC Claim”) to the extent that the SEC Claim is allowed. The SEC filed the SEC Claim in respect of contingent and unliquidated amounts that the SEC may assert against the Company as a result of the outcome of its investigation of the Company and certain of its advisors. Pursuant to the Equity Plan, the Debtors will fund a cash reserve of up to $5,000 to satisfy any liabilities on account of the SEC Claim, solely to the extent and upon the entry of a final order of the Bankruptcy Court providing that the SEC Claim or any portion thereof is allowed. The SEC and the Debtors have agreed that there is no inference, assertion, concession, admission, determination or conclusion that should be drawn from the establishment of the reserve, as the SEC’s investigation of the Company, its advisors and individuals inside and outside of the Company is ongoing, and the SEC will make a determination of whether there were securities laws violations only at the conclusion of its investigation. The SEC has reached no such conclusion, and the Staff sought a reserve solely in recognition of the fact that the SEC had not completed its investigation prior to the Equity Plan’s confirmation.

Legal Proceedings Arising in the Ordinary Course of Business

The Company is a party, as plaintiff or defendant, to various suits in the ordinary course of business for monetary relief arising principally from personal injuries (including without limitation exposure to asbestos and other toxic materials), wrongful death, collision or other casualty and to claims arising under charter parties. A substantial majority of such personal injury, wrongful death, collision or other casualty claims against the Company are covered by insurance (subject to deductibles not material in amount). Each of the claims involves an amount which, in the opinion of management, should not be material to the Company’s financial position, results of operations and cash flows.

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